                                                                 EXHIBIT 10.6(a)

                                                                    Wyndham Form

                               SERVICE AGREEMENT


                                      , 19


                                    between


                           WYNDHAM HOTEL CORPORATION


                                      and


         ______________________________________________________________

                               TABLE OF CONTENTS

                                                                    Page
                                                                    ----
                                ARTICLE     1
                        ENGAGEMENT OF SERVICE MANAGER

Section   1.1    General Engagement . . . . . . . . . . . . . .      1

                                  ARTICLE 2
                            SERVICE MANAGER DUTIES

Section   2.1    Business Plans . . . . . . . . . . . . . . . .      1
Section   2.2    Entity Services. . . . . . . . . . . . . . . .      2
Section   2.3    Disposition Services.  . . . . . . . . . . . .      4
Section   2.4    Legal Services.  . . . . . . . . . . . . . . .      4
Section   2.5    Retention of Third Parties.  . . . . . . . . .      4
Section   2.6    Books, Records and Reports.  . . . . . . . . .      5
Section   2.7    Payment of Costs and Expenses  . . . . . . . .      5
Section   2.8    Insufficiency of Revenues  . . . . . . . . . .      6

                                  ARTICLE 3
                                OWNER'S DUTIES

Section   3.1    Information and Cooperation  . . . . . . . . .      6
Section   3.2    Approval Policy. . . . . . . . . . . . . . . .      6
Section   3.3    Funding  . . . . . . . . . . . . . . . . . . .      6

                                  ARTICLE 4
                                 COMPENSATION

Section   4.1    Service Fee  . . . . . . . . . . . . . . . . .      6
Section   4.2    Reimbursable Expenses  . . . . . . . . . . . .      7
Section   4.3    Additional Services  . . . . . . . . . . . . .      7
Section   4.4    Emergency Expenditures.  . . . . . . . . . . .      7

                                  ARTICLE 5
                   LIABILITY INSURANCE AND RISK ALLOCATION
Section   5.1    Fidelity Bond  . . . . . . . . . . . . . . . .      7
Section   5.2    Liability Insurance  . . . . . . . . . . . . .      7
Section   5.3    Evidence of Insurance  . . . . . . . . . . . .      8
Section   5.4    Mutual Waiver of Subrogation.  . . . . . . . .      8
Section   5.5    Indemnification  . . . . . . . . . . . . . . .      8

                                  ARTICLE 6
                                     TERM

Section   6.1    Term.  . . . . . . . . . . . . . . . . . . . .      9
Section   6.2    Duties on Termination or Expiration  . . . . .      9

                                  ARTICLE 7
                                MISCELLANEOUS

Section   7.1    Assignment Change of Ownership Interest  . . .     10
Section   7.2    Notices  . . . . . . . . . . . . . . . . . . .     10
Section   7.3    Number: Gender; Captions; and References.  . .     11
Section   7.4    Severability.  . . . . . . . . . . . . . . . .     11
Section   7.5    No Waiver of Default.  . . . . . . . . . . . .     11
Section   7.6    Entire Agreement.  . . . . . . . . . . . . . .     11
Section   7.7    Competition  . . . . . . . . . . . . . . . . .     12
Section   7.8    Governing Law. . . . . . . . . . . . . . . . .     12
Section   7.9    Attorneys' Fees. . . . . . . . . . . . . . . .     12
Section   7.10   Relationship of the Parties  . . . . . . . . .     12
Section   7.11   Representations and Warranties.  . . . . . . .     12
Section   7.12   Confidentiality  . . . . . . . . . . . . . . .     13
Section   7.13   Liability of Owner.  . . . . . . . . . . . . .     13
Section   7.14   Liability of Service Manager.  . . . . . . . .     13
Section   7.15   Counterparts.  . . . . . . . . . . . . . . . .     13

                             LIST OF DEFINED TERMS

                                                                      PageNo.
                                                                      ------
Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
Entities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
Business Plan . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
Disposition Fee . . . . . . . . . . . . . . . . . . . . . . . . . .     8
Effective Date. . . . . . . . . . . . . . . . . . . . . . . . . . .     1
Entity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
Entities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
Hotel Management Agreement. . . . . . . . . . . . . . . . . . . . .     2
Hotel Manager . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
Indemnified Party . . . . . . . . . . . . . . . . . . . . . . . . .    10
Indemnifying Party. . . . . . . . . . . . . . . . . . . . . . . . .    10
Owner . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
Property Managers . . . . . . . . . . . . . . . . . . . . . . . . .     2
Refinancing Fee . . . . . . . . . . . . . . . . . . . . . . . . . .     8
Service Management Fee  . . . . . . . . . . . . . . . . . . . . . .
Service Manager . . . . . . . . . . . . . . . . . . . . . . . . . .
Term. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
Value . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8

                               SERVICE AGREEMENT

         THIS SERVICE AGREEMENT (the Agreement"), is entered into by ________________________________a (the "Owner"), and WYNDHAM HOTEL CORPORATION,
a Delaware corporation (the "Service Manager"), effective as of ____________________, 19__ (the "Effective Date").

                                    RECITAL

Wyndham Hotel Company LTD, a Texas limited partnership, has been providing certain services for Owner. Pursuant to that certain Formation Agreement dated as of March 10, 1996, the Entities and operations of Wyndham Hotel Company LTD will be ".,rolled-up", together with other Entities, into Service Manager or its subsidiaries. Owner and Service Manager desire to evidence and formalize their agreements with respect to these services.

                                   ARTICLE 1
                         ENGAGEMENT OF SERVICE MANAGER

         Section 1.1 General Engagement Owner engages Service Manager as an independent contractor to provide certain services described in this Agreement relating to the administration and servicing of certain aspects of Owner's legal entity and the legal entities (whether partnerships, corporations or other business associations) that comprise Owner (the 'Entities" and each an "Entity"). Owner and Service Manager may from time to time agree to expand or reduce the scope of services to be provided hereunder and either party, upon request of the other shall execute a schedule that properly evidences the scope of services then being provided hereunder. The Service Manager shall in good faith provide the services set forth in this Agreement in accordance with normal and prudent practices and shall have the authority to take all actions necessary or appropriate to fulfill its obligations.

                                   ARTICLE 2
                             SERVICE MANAGER DUTIES

         Section 2.1 Entity Services. The Service Manager will provide the following services with regard to the Entities:

         (1) ACCOUNTING SERVICES. (i) Perform all normal and customary accounting functions for Owner's legal entity and for all entities that comprise Owner's legal entity and maintain all necessary books and records in connection therewith, and (ii) monitor the actual monthly income and expenses of the Entities, collect revenues and pay operating expenses, compare actual results to the relevant operating budgets, and report to Owner.

         (2) RISK MANAGEMENT SERVICES. Assist Owner in review of the insurable risks of each Entity and the determination of levels of insurance coverage; develop, administer and implement a risk management program for the Entities; procure insurance coverage in accordance with Owner's instructions; and subject to Owner's guidelines and approval, oversee the investigation and resolution of all casualty and liability claims brought by or against the Entities.

         (3) TAX SERVICES. Prepare all state and federal income tax returns for Owner and, to the extent requested by Owner, for those constituent ownership entities that comprise Owner; prepare all sales tax filings and state unemployment tax filings; and coordinate with Owner and oversee any challenges, disputes and audits of any income, sales or unemployment taxes.

         (4) HUMAN RESOURCES. Upon Owner's request, provide Service Manager's standard human resource services including implementation and oversight of interview and hiring guidelines and services; implementation and oversight of employment policies and procedures; conduct periodic employee reviews; and to the extent permitted by applicable law and governmental regulations, employee benefits in accordance with Service Manager's standard benefits.

         (5) REGULATORY COMPLIANCE REVIEW. Assist Owner (if requested) in (a) reviewing Entities to assure compliance with applicable governmental regulations (including environmental regulations and the Americans With Disabilities Act); (b) subject to Owner's budgetary constraints, implementing a program to bring any non-complying Entities into compliance with applicable regulations; and (c) implementing a program to monitor continuing compliance with governmental regulations.

         (6) FINANCING SERVICES. From time to time, upon Owner's request and in accordance with Owner's business plan, Service Manager shall act as Owner's agent in financing or refinancing indebtedness with respect to the Entities. Service Manager shall:

             (a) monitor existing financing;

             (b) negotiate and finalize existing financing renewals as
                 required;

             (c) monitor and negotiate any equity partner requirements on behalf of Owner;

             (d) negotiate any required refinancing; and

             (e) negotiate any required restructuring/workout of existing financing (debt or equity).

         Although Service Manager shall make recommendations to Owner concerning terms and conditions of any financing or refinancing and the lender(s) to provide the same and shall negotiate the terms thereof and shall assist in consummating the transactions, Owner shall have the sole authority to execute the requisite agreements therefor.

         Section 2.4 LEGAL SERVICES. Service Manager is authorized to engage attorneys and other advisors (including, without limitation, Service Manager's in-house legal staff) as necessary to provide legal services in connection with the day-to-day operation of the Entities, including enforcement of contracts; review of contracts, leases, and other documents; maintenance of the Entities; and implementing and defending legal actions.

         Section 2.5 RETENTION OF THIRD PARTIES. Service Manager is authorized and empowered, as Owner's agent, to engage and enter into contracts with third parties to provide the services referred to in this Article 2, and may delegate performance of its duties to third parties, including Service Manager's subsidiaries and affiliates. Such contracts shall be on such terms as Service Manager approves, provided the same are in compliance with Owner's budget and guidelines. Without limiting the generality of the foregoing, the services of third parties which may be engaged include tax services, brokerage services, data processing services, consulting services, and legal services. Service Manager shall not engage or enter into a contract with an Affiliate (defined below) unless the compensation payable to the Affiliate for such services does not exceed that which would be payable to a comparably qualified third party service provider that is not affiliated with Service Manager. For the purposes of this Agreement, an "Affiliate" of any person shall mean any other person that is directly or indirectly controlling, controlled by, or under common control with that person, where the term "control" means the possession, directly or indirectly, of the actual power to direct the affairs of the controlled person.

         Section 2.6  BOOKS, RECORDS AND REPORTS.

             (1) BOOKS AND RECORDS. Service Manager shall maintain at its principal place of business, or at such other location as it may reasonably designate, a complete and accurate set of files, books and records of all business activities and operations conducted by Service Manager with respect to the Entities. All financial records shall be kept in accordance with sound accounting principles and practices, with such modifications as Owner may request or approve. During the Term (defined below) and during the one (1) year period following the expiration or termination of this Agreement, Owner and its duly authorized agents may, at reasonable times, examine, inspect, audit, and copy Service Manager's books, records, files, and reports pertaining to the Entities.

             (2) MONTHLY REPORTS. Service Manager shall make available to Owner, within 20 days after the end of each calendar month, reports detailing the operations of the Entities which shall be in the format specified in
Schedule 2.6(b).

             (3) QUARTERLY REPORTS. Service Manager shall make available to Owner, within 45 days after the end of each calendar quarter, reports detailing the operations of the Entities which shall be in the format specified in
Schedule 2.6(c).

             (4) ANNUAL REPORTS. Service Manager shall, within ninety (90) days after the end of each calendar year, make available to Owner the following reports and statements, having been prepared in accordance with sound accounting principles (as modified at Owner's request and with Owner's approval):

                      (a) a balance sheet and statements of income and expenses as of the end of such year; and

                      (b)  a cash flow statement for such year.

             (5) OTHER REPORTS. Service Manager shall make available to Owner reports listed on Schedule 2.

             (6) SPECIAL REPORTS. Service Manager shall also, at Owner's expense, provide any other reports, summaries, statements or schedules reasonably requested by Owner.

         Section 2.7 PAYMENT OF COSTS AND EXPENSES. Service Manager is authorized to pay out of Entity revenues all of the costs and expenses incurred by Service Manager in performing its duties hereunder. Service Manager shall maintain detailed records of all such payments with appropriate cash and disbursement controls in compliance with Owner's requirements.

         Section 2.8 INSUFFICIENCY OF REVENUES. If the Entity revenues are insufficient to enable Service Manager to perform its duties, Service Manager shall notify Owner, specifying the amounts necessary to enable Service Manager to perform its duties. Owner shall fund such amounts within ten (10) days of the receipt of Service Manager's notice, failing which, Service Manager shall be released from all responsibilities for which it has not been provided sufficient funds. Service Manager shall not be obligated to pay any expense of Owner with Service Manager's funds to discharge its duties and responsibilities hereunder.

                                   ARTICLE 3
                                 OWNER'S DUTIES

         Section 3.1 INFORMATION AND COOPERATION. Owner shall (1) provide Service Manager one copy of all files in its possession pertaining to the Entities and their respective operations, (2) furnish Service Manager with all information in Owner's possession reasonably necessary to enable Service Manager to perform its duties, and (3) otherwise cooperate with, and assist Service Manager in, performance of Service Manager's duties.

         Section 3.2 APPROVAL POLICY. Owner has delivered to Service Manager a list of those parties empowered to approve matters requiring Owner's approval under this Agreement Owner may revise such list from time to time by delivering written notice to Service Manager. Owner shall cooperate with Service Manager in granting or withholding approvals required under this Agreement in a timely manner. If Service Manager seeks approval of any matter of Owner hereunder and Owner does not respond to such request for approval within five (5) business days following such request, then Owner shall be deemed to have approved the matter in question. When seeking Owner's approval of matters hereunder, Service Manager shall endeavor to provide such supporting information as may be reasonably necessary to enable Owner to evaluate the matter in question.

         Section 3.3 FUNDING. Owner shall provide all funds required to enable Service Manager to perform its duties hereunder and for Service Manager's compensation.

                                   ARTICLE 4
                                  COMPENSATION

         Section 4.1 SERVICE FEE. For performing its servicing and administration duties, Owner shall pay to Service Manager a fee equal to a reasonable cost allocation of all salaries, cost and overhead of Service Manager for the time devoted to performing the duties and services herein described (the "SERVICE FEE"). The Service Fee shall be payable in arrears on or before the twentieth (20th) day of each calendar quarter in respect of the services provided during the preceding quarter.

         Section 4.2 REIMBURSABLE EXPENSES. Without duplication of the items included in the cost allocation determination for the Service Fee, Owner shall reimburse Service Manager for all expenses incurred by Service Manager in performing its duties hereunder, including, without limitation, expenses of third parties engaged pursuant to this Agreement; travel and other out-of-pocket expenses; and filing or other fees paid to third parties. Service Manager shall not be reimbursed for legal fees and expenses relating to the negotiation and preparation of this Agreement

         Section 4.3 ADDITIONAL SERVICES. If Owner requests Service Manager to perform services other than those required hereunder, such additional services, if performed, shall be compensated separately on terms agreed upon by Service Manager and Owner prior to the performance of such services, which terms shall not be (1) less favorable to Service Manager than the terms under which qualified unaffiliated persons are then performing such services for comparable organizations, or (2) less favorable to Owner than the terms under which Owner could obtain such services from qualified unaffiliated third persons.

         Section 4.4 Emergency Expenditures. In case of an emergency Service Manager may make expenditures for the protection and preservation of the Entities, without Owner's prior written approval if, in the reasonable judgment of Service Manager, such expenditures are necessary to prevent damage or material diminution in value to the Entities or to preserve the health or safety of any person. Service Manager shall inform Owner of any such expenditures as soon as reasonably practicable but in no event later than the end of the next business day succeeding the date upon which such expenditures are made.

                                   ARTICLE 5
                    LIABILITY INSURANCE AND RISK ALLOCATION

         Section 5.1 FIDELITY BOND. Service Manager shall, at Owner's expense, maintain a blanket fidelity bond with responsible companies with broad coverage of all officers, employees or other persons acting in any capacity with respect to the Entities or handling funds, money, documents and papers relating to the Entities, insuring Owner against losses including those arising from theft, embezzlement, fraud, or misplacement of funds, money, or documents. The minimum coverage under any such bond shall be at least equal to the amount specified in
Schedule 5.

         Section 5.2 LIABILITY INSURANCE. Service Manager shall, at Owner's expense, maintain comprehensive general liability, automobile liability, workers' compensation and other insurance to protect the interests of Service Manager and Owner as their interests may appear in connection with the performance of this Agreement in accordance with the coverage, amounts, and deductibles set forth in Schedule 5.

         Section 5.3 EVIDENCE OF INSURANCE. Upon request, Service Manager shall provide to Owner certificates of insurance or other proof evidencing the insurance coverage required under this Article 5.

         Section 5.4 MUTUAL WAIVER OF SUBROGATION. Each party waives on behalf of the insurers of such party's property any and all claims or rights of subrogation of any such insurer against the other party hereto for loss or damage to any property so insured.

         Section 5.5  INDEMNIFICATION.

             (1) PARTIES' INDEMNITIES. Subject to Section 5.4, Service Manager shall indemnify and defend Owner, and Owner's directors, officers and employees from and against any and all loss, cost, damage, liability and expense, including reasonable counsel fees, incurred by Owner, resulting from Service Manager's gross negligence, willful misconduct, fraud, or breach of this Agreement Except for the matters against which Service Manager has afforded Owner indemnity in accordance with the preceding sentence and subject to
Section 5.4, Owner shall indemnify and defend Service Manager, and Service Manager's directors, officers and employees from and against any and all loss, cost, damage, liability and expense, including reasonable counsel fees, incurred by Service Manager and resulting from Service Manager's performance of its duties and obligations in accordance with this Agreement, including those which arise from Service Manager's negligence. The provisions of this Section 5.5(l) are not in lieu of, but are in addition to, any other rights and obligations of an indemnified party.

             (2) NOTICE. Upon receipt by any party entitled to indemnification under Section 5.5(l) (an "INDEMNIFIED PARTY") of a complaint, claim or other notice of any loss, damage or liability giving rise to a claim for indemnification under Section 5.5(l), such Indemnified Party shall promptly notify the party from whom indemnification is sought (the "INDEMNIFYING PARTY"), but failure to provide such Notice shall not relieve the Indemnifying Party from its duty to indemnify unless the Indemnifying Party is materially prejudiced by such failure and had no actual knowledge of such complaint, claim or other notice.

             (3) INDEMNIFICATION RIGHTS. With respect to any claim made or threatened against any party for which such party is or may be entitled to indemnification hereunder, the Indemnifying Party shall have the right, upon reasonable prior notice, in its sole discretion and at its sole expense, but subject to the right of any insurance company having an interest in the outcome of such claim to exercise any rights it may have under any applicable insurance coverage, to (a) participate in the investigation, defense and settlement of such claims and (b) control the defense of such claim, including the right to designate counsel and to control all negotiations, litigation, arbitration, settlements, compromises and appeals of any such claim, provided that the Indemnifying Party shall have advised the Indemnified Party that such party is entitled to be fully indemnified with respect to such claim. The Indemnified Party and the Indemnifying Party shall cooperate and act in good faith in the conduct of the defense of any claims to be indemnified hereunder.

             (4) SURVIVAL. The terms and provisions of this Section 5.5 shall survive the expiration or termination of this Agreement

                                   ARTICLE 6
                                      TERM

         Section 6.   TERM. This Agreement shall commence on the Effective
Date and continue unless terminated by either party giving written notice of termination to the other at least 30 days prior to the effective termination date (the "Term"). The Term is subject to earlier termination as provided below and shall also end as to any particular Entity upon the transfer of majority ownership therein by Owner to a third party that is not an Affiliate.

         Section 6.2  DUTIES ON TERMINATION OR EXPIRATION.

             (1) SERVICE MANAGER'S DUTIES. Upon termination or expiration of this Agreement, as to any Entities, Service Manager shall within fifteen (15) days thereafter deliver to Owner complete copies of all books and records of the Entities in question and all funds in possession of Service Manager belonging to Owner or received by Service Manager with regard to such Entities. Service Manager shall also be available for a period of not less than thirty
(30) days following termination or expiration to consult with Owner concerning operation of the Entities in question; Service Manager shall not receive a fee for such consultation, but shall be reimbursed for an costs incurred in connection therewith.

             (2) OWNER'S DUTIES. Owner shall, within five (5) days following the end of the Term compensate Service Manager for all fees and reimbursements due hereunder through the date of termination or expiration.

                                   ARTICLE 7
                                 MISCELLANEOUS

         Section 7.1 ASSIGNMENT; CHANGE OF OWNERSHIP INTEREST. Service Manager may not, without the prior written consent of Owner, assign this Agreement, and any transfer, assignment, or other conveyance or exchange of any ownership interest in Service Manager, other than to an Affiliate (which is hereby permitted), shall be considered an assignment hereunder. Service Manager may, however, from time to time delegate its duties to Affiliates. Subject to the foregoing, this Agreement shall be binding upon, and inure to the benefit of, Service Manager and Owner and their respective successors and assigns, and all references in this Agreement to "Service Manager" and "Owner" shall include the respective successors and assigns of such parties permitted under this Agreement

             NOTICES. Any notice provided or permitted to be given hereunder shall be in writing and may be given by (1) depositing in the U.S. Mail, postage prepaid and certified with return receipt requested; (2) delivery service; or (3) facsimile transmission. Notice shall be effective upon the earlier of refusal of receipt by addressee or actual receipt at the address of the intended addressee. The addresses Of the parties, until changed by notice given as provided herein, shall be as follows:

                      Owner:               c/o: Susan T. Groenteman
                                           Crow Family Holdings
                                           2001 Ross Avenue, Suite 3200
                                           Dallas, Texas 75201
                                           Telephone No. (214) 863-4265
                                           Fax No. (214) 863-4249

                      Service Manager:     2001 Bryan Street, Suite 2300
                                           Dallas, Texas 75201
                                           Attention: Anne Raymond
                                           Telephone No. (214) 863-1266
                                           Fax No. (214) 863-1262

                                           with copy to:
                                           Legal Department
                                           2001 Bryan Street, Suite 2300
                                           Dallas, Texas 75201
                                           Telephone No. (214) 863-1000
                                           Fax No. (214) 863-1262

         Section 7.3 NUMBER. GENDER; CAPTIONS; AND REFERENCES. Pronouns, wherever used, and whatever gender, shall include natural persons, corporations, and associates of every kind and character and the singular shall include the plural wherever and as often as may be appropriate. Section headings are for convenience of reference and shall not affect the construction or interpretation of this Agreement Whenever the terms "hereof", "hereby", "herein", or words of similar import are used in this Agreement, they shall be construed as referring to this Agreement in its entirety rather than to a particular section or provision. Any reference to a particular "section" shall be construed as referring to the indicated section of this Agreement The term "including" shall mean "including, without limitation", except where the context otherwise specifically requires.

         Section 7.4 SEVERABILITY If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of that term or provision to persons or circumstances other than those as to which it is held invalid or

         Section 7.5 NO WAIVER OF DEFAULT. The failure by Owner or Service Manager to insist upon the strict performance of any one of the terms or conditions of this Agreement or to exercise any right, remedy or election herein contained or permitted by law shall not constitute or be construed as waiver or relinquishment for the future of that term, condition, right, remedy or election, which shall continue and remain in full force and effect AR rights and remedies that Owner or Service Manager may have at law, in equity or otherwise for any breach of any term or condition of this Agreement shall be distinct, separate and cumulative rights and remedies and no one of them shall be deemed to be in exclusion of any other right or remedy of Owner or Service Manager.

         Section 7.6 ENTIRE AGREEMENT AND MODIFICATION. This Agreement constitutes the entire agreement between the parties with respect to the matters herein contained and any agreement hereafter made shall be ineffective unless made in writing and signed by the parties hereto. No provision of this Agreement shall be modified, waived or terminated except by an instrument in writing signed by the party against whom such modification, waiver or termination is to be enforced.

         Section 7.7 COMPETITION. Nothing in this Agreement will prevent the Service Manager or Owner from, directly or indirectly, engaging in the ownership, financing, leasing, operation, management, brokerage, development, or sale of real property, including projects similar to the Entities and whether or not competitive with the Entities.

         Section 7.8 GOVERNING LAW. This Agreement shall be governed by and constructed in accordance with the laws of the State of Texas.

         Section 7.9 ATTORNEYS' FEES. Should either party employ attorneys to enforce the provisions hereof or to recover damages for the breach of this Agreement, the non-prevailing party in any such action agrees to pay the prevailing party all reasonable costs, damages and expenses, including reasonable attorneys' fees, expended or incurred by the prevailing party in connection therewith.

         Section 7.10 RELATIONSHIP OF THE PARTIES.' The relationship of Owner and Service Manager shall be that of principal and agent, and nothing contained in this Agreement, nor any acts of the parties shall create the relationship of a partnership or a joint venture, or cause the Service Manager to be responsible in any way for the debts or obligations of Owner or any other party.

         Section 7.11 REPRESENTATIONS AND WARRANTIES.

             (1) SERVICE MANAGER. Service Manager represents and warrants to Owner that (a) Service Manager is a corporation duly organized, validly existing and in good





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
standing under the laws of the State of Delaware, and has an requisite power and authority to carry on its business as now conducted and to execute, deliver and perform this Agreement, (b) the execution, delivery and performance by Service Manager of this Agreement is within its power, has been authorized by all necessary corporate action and does not contravene any provision of its organizational documents; (c) this Agreement has been duly executed and delivered by a person authorized to do so on Service Manager's behalf; and (d) this Agreement constitutes the valid and binding obligation of Service Manager.

         (2) OWNER. Owner represents and warrants to Service Manager that (a) Owner is a, duly organized and validly existing under the laws of the State of and has all requisite power and authority to carry on its business as now conducted and to execute, deliver and perform this Agreement, (b) the execution, delivery and performance by Owner of this Agreement is within its power, has been authorized by all necessary partnership action and does not contravene any provision of its organizational documents; (c) this Agreement has been duly executed and delivered by a person authorized to do so on Owner's behalf; and (d) this Agreement constitutes the valid and binding obligations of Owner.

         Section 7.12 CONFIDENTIALITY. Owner and Service Manager shall keep confidential all information obtained by one from the other in connection with this Agreement The parties shall not disclose such information to any person (other than their respective agents, representatives and legal counsel), unless specifically authorized in writing by the other party or if disclosure is required by subpoena, court order, judicial decree, or law, or is otherwise required to enable Service Manager to perform its duties. This confidentiality obligation shall not be binding on any party with respect to information in the public domain or information that enters the public domain through no fault of that party. The provisions of this Section 7.12 shall survive the expiration or termination of this Agreement

         Section 7.13 LIABILITY OF OWNER. Service Manager shall look solely to Owner's interest in the Entities subject to this Agreement at the time any such claim accrued for recovery of any judgment or claim against Owner relating or arising out of this Agreement, and Owner, its partners, officers, directors, shareholders, agents and representatives shall not be liable otherwise for any claim of Service Manager arising out of or relating to this Agreement

         Section 7.14 LIABILITY OF SERVICE MANAGER. Owner shall look solely to Service Manager's corporate Entities for recovery of any judgment or claim against Service Manager relating or arising out of this Agreement, and Service Manager's officers, employees, directors, shareholders, agents and representatives shall not be liable for any claim of Owner arising out of or relating to this Agreement

         Section 7.15 COUNTERPARTS. This Agreement may be executed in a number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement





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

         Executed as of the day and year first above written.

OWNER:
                           -----------------------------------------------


                           By:
                              --------------------------------------------
                           Name:
                                ------------------------------------------
                           Title:
                                 -----------------------------------------

ASSET MANAGER:             WYNDHAM HOTEL CORPORATION


                           By:
                              --------------------------------------------
                           Name:
                                ------------------------------------------
                           Title:
                                 -----------------------------------------

                                   SCHEDULE 2
                OWNERSHIP ACCOUNTING AND REPORTING REQUIREMENTS


                      *    Monthly and Quarterly Tax and Legal Processing

                      *    Quarterly Capital Transaction Report

                      *    Annual Accrual Financial Statements

                      *    Reserve Estimation as needed

                      *    Quarterly Pool Cash Forecast for Operations

                      *    Annual Database Update

                      *    Annual Budgetary Process

                      *    Annual Tax Return Preparation

                      *    Quarterly Estimate of Crow Equity and Liability

                      * Monthly EAB cash report and, where applicable, mortgage payment cash flow reporting

                      * Annual valuation of each Crow Entity on the Estimated Value Balance Sheet (EVBS) Basis

                               LIST OF SCHEDULES

                Schedule 1                        Entities List
                Schedule 2.2                      Form of Business Plan
                Schedule 2.11(b)                  Form of Monthly Report
                Schedule 2.11(c)                  Form of Quarterly Report
                Schedule 5                        List of Insurance Coverage

                                SCHEDULE 2.11(b)

                             FORM OF MONTHLY REPORT


                BALANCE SHEET                     See Schedule 2.11(c)

                INCOME STATEMENT                  See Schedule 2.11(c)

                CASHFLOW STATEMENT                See Schedule 2.11(c)





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
                                SCHEDULE 2.11(c)

                            FORM OF QUARTERLY REPORT

                BALANCE SHEET                     ATTACHED

                INCOME STATEMENT                  ATTACHED

                CASHFLOW STATEMENT                ATTACHED





                                       17